     As filed with the Securities and Exchange Commission on April 25, 2002

                                                            File No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             THE TJX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  04-2207613
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                  Identification No.)


                               770 Cochituate Road
                         Framingham, Massachusetts 01701
          (Address of principal executive offices, including zip code)

                              STOCK INCENTIVE PLAN
              1993 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                               DONALD G. CAMPBELL
                        Executive Vice President-Finance
                             The TJX Companies, Inc.
                               770 Cochituate Road
                         Framingham, Massachusetts 01701
                                 (508) 390-1000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:
     Jay H. Meltzer, Esq.                            Mary E. Weber, Esq.
     The TJX Companies, Inc.                         Ropes & Gray
     770 Cochituate Road                             One International Place
     Framingham, MA 01701                            Boston, MA  02110
     (508) 390-1000                                  (617) 951-7000

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                   Proposed maximum          Proposed maximum
Title of Securities        Amount to be            offering price            aggregate offering      Amount of
to be registered           Registered(1)           per share(2)              price(2)                registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00            12,500,000 shares       $42.48                    $531,054,687.50         $48,858.00
=====================================================================================================================

(1) Plus such additional number of shares as may be issued under the Plans as a result of stock splits, stock dividends, or similar transactions.


(2) Calculated pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Transactions Tape on April 22, 2002.


--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement registers 12,500,000 additional shares of Common Stock, $1.00 par value, to be offered pursuant to the Stock Incentive Plan of The TJX Companies, Inc. Registration Statement (No. 33-12220), Registration Statement (No. 33-49747), and Registration Statement (No. 333-35073) are currently effective and the contents of these Registration Statements are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on this 22nd day of April, 2002.

                                         The TJX Companies, Inc.


                                         By: /s/ Donald G. Campbell
                                            ------------------------------------
                                            Name:   Donald G. Campbell
                                            Title:  Executive Vice President-
                                                    Finance

                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Edmond J. English, Donald G. Campbell and Jay
H. Meltzer, with full power of substitution, to execute in the name of and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, and any subsequent registration statement for the same offering that may be filed under Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement and any subsequent registration statement under Rule 462(b) as the person(s) so acting deems appropriate.

/s/ Edmond J. English                    Dated:  April 22, 2002
-----------------------------------
Edmond J. English, President
and Principal Executive Officer
and Director



/s/ Donald G. Campbell                   Dated:  April 22, 2002
-----------------------------------
Donald G. Campbell, Executive
Vice President - Finance,
Principal Financial and
Accounting Officer



/s/ David A. Brandon                     Dated:  April 22, 2002
-----------------------------------
David A. Brandon, Director

/s/ Bernard Cammarata                    Dated:  April 23, 2002
-----------------------------------
Bernard Cammarata, Director



/s/ Gary L. Crittenden                   Dated:  April 22, 2002
------------------------------------
Gary L. Crittenden, Director



/s/ Gail Deegan                          Dated:  April 22, 2002
------------------------------------
Gail Deegan, Director



/s/ Dennis F. Hightower                  Dated:  April 19, 2002
-------------------------------------
Dennis F. Hightower, Director



/s/ Richard Lesser                       Dated:  April 24, 2002
-------------------------------------
Richard Lesser, Director



                                         Dated:  April   , 2002
-------------------------------------
John F. O'Brien, Director



/s/ Robert F. Shapiro                    Dated:  April 22, 2002
-------------------------------------
Robert F. Shapiro, Director



/s/ Willow B. Shire                      Dated:  April 22, 2002
-------------------------------------
Willow B. Shire, Director



/s/ Fletcher H. Wiley                    Dated:  April 19, 2002
-------------------------------------
Fletcher H. Wiley, Director

                                  EXHIBIT INDEX

NUMBER           TITLE OF EXHIBIT
------           ----------------
4                The TJX Companies, Inc. Stock Incentive Plan, as amended
                 through June 5, 2001, is incorporated herein by reference to
                 Exhibit 10.1 to the Form 10-Q filed for the quarter ended
                 July 28, 2001.*

5                Opinion of Ropes & Gray

23.1             Consent of PricewaterhouseCoopers LLP

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures").